Exhibit 99.1

Northern Oil and Gas, Inc. Announces First Quarter 2020 Results

HIGHLIGHTS

•First quarter production increased 28% over the prior year, averaging 43,735 barrels of oil equivalent (“Boe”) per day
•Cash flow from operations, excluding $7.1 million from changes in working capital, totaled $93.6 million, which was a 7% increase over the prior year and exceeded first quarter capital expenditures of $86.7 million
•Senior Secured Notes reduced by $90.2 million in the first quarter; signed agreements to retire an additional $6.1 million subsequent to quarter-end
•Over 27,000 barrels per day of remaining 2020 oil production hedged at over $58 per barrel (“Bbl”) average prices
•Approximately 20,000 barrels per day of 2021 oil production hedged at over $55 per Bbl average prices
•2020 total capital expenditures now anticipated between $175 - $200 million, down 56% at the midpoint vs. 2019 D&C and ground game capital expenditures

MINNEAPOLIS (BUSINESS WIRE) - May 11, 2020 - Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) today announced the company’s first quarter results and provided 2020 guidance.

MANAGEMENT COMMENTS

“Many companies are reacting quickly to the COVID-19 pandemic and the unprecedented fall in commodity prices,” commented Nick O’Grady, Northern’s Chief Executive Officer. “Northern is different. Instead of reacting to this calamity, we actually prepared in advance for it. The steps we have taken to improve our balance sheet over the past several years, our vastly superior multi-year risk management, and our strict capital allocation standards put us in a position of strength despite the current outlook. Over the next two years, we project generating free cash flows that approximate our entire current equity market capitalization. We will continue to ratchet down our debt levels, take advantage of market dislocations, and seek out distressed acquisitions that provide strong upside convexity.”

FIRST QUARTER FINANCIAL RESULTS

First quarter net income was $368.3 million or $0.74 per diluted share, driven in large part by a $345.1 million mark-to-market gain on unsettled commodity derivatives. First quarter Adjusted Net Income was $21.7 million or $0.04 per diluted share, down from $27.8 million or $0.07 per diluted share in the first quarter of 2019. Cash flow from operations, excluding $7.1 million from changes in working capital, was $93.6 million in the first quarter compared to $87.5 million in the prior year. Adjusted EBITDA in the first quarter was $108.0 million compared to $104.8 million in the prior year. (See “Non-GAAP Financial Measures” below.)

PRODUCTION

First quarter production increased 28% from the prior year and inline with the prior quarter to 4.0 million Boe or 43,735 Boe per day. Oil production represented 79% of total production at 34,488 Bbls per day. Production remained resilient in the first quarter despite only 7.3 net wells turned online during the quarter, which was 50% lower than the 14.6 net wells turned online in the fourth quarter of 2019. Additionally, material curtailments began in March within the basin, yet first quarter results remained roughly inline. Gas capture continues to improve in the Williston as infrastructure improvements have come online, which has helped improve overall gas sales volumes.

PRICING

During the first quarter, NYMEX West Texas Intermediate (“WTI”) crude oil averaged $45.57 per Bbl, and NYMEX natural gas at Henry Hub averaged $1.91 per million cubic feet (“Mcf”). Northern’s unhedged net realized oil price in the first quarter was $37.07, representing a $8.50 differential to WTI prices. Northern’s first quarter unhedged net realized gas price was $2.75 per Mcf, representing approximately 144% realizations compared with Henry Hub pricing.

OPERATING AND G&A COSTS

Unit LOE costs increased to $9.38 per Boe in the first quarter compared to $8.84 per Boe in the fourth quarter of 2019 driven by increased processing costs and to a lesser extent higher workover expense. The increase in processing costs did have a positive impact on gas realizations in the quarter, which as noted in the pricing section above, rose notably sequentially. First quarter general and administrative (“G&A”) costs totaled $4.9 million, including stock-based compensation. Cash G&A expense totaled $3.8 million or $0.95 per Boe in the first quarter.

CAPITAL EXPENDITURES

Capital spending for the first quarter was $86.7 million, made up of $64.9 million of organic D&C capital and $21.8 million of total acquisition spending and other, inclusive of ground game D&C spending. As mentioned above, Northern added 7.3 net wells to production in the first quarter, and wells in process increased modestly to 27.2 net wells versus 25.8 net wells at the end of the prior quarter. On the ground game acquisition front, Northern closed on 12 transactions during the first quarter, the majority of which stemmed from commitments made, but not closed, in the fourth quarter. These transactions yielded 3.6 net wells, 965 net mineral acres and 61 net royalty acres (standardized to a 1/8 royalty interest).

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2020, Northern had $8.5 million in cash and $590.0 million outstanding on its revolving credit facility. Northern had total liquidity of $218.5 million as of March 31, 2020, consisting of cash and borrowing availability under the revolving credit facility.

As of March 31, 2020, Northern had additional debt outstanding consisting of a $130.0 million 6% Senior Unsecured Note and $327.5 million of 8.5% Senior Secured Notes. During the first quarter, Northern strengthened its balance sheet through several negotiated agreements and open market purchases aimed at reducing the principal amount of the 8.5% Senior Secured Notes. In the aggregate, the company retired $90.2 million in principal amount of these notes during the first quarter. Furthermore, and as noted in a Form 8-K filed on May 8th, Northern has continued to execute on the reduction of its secured debt in the second quarter and has entered into agreements to retire an additional $6.1 million of 8.5% Senior Secured Notes. Upon closing of these transactions, the outstanding principal amount on the 8.5% Senior Secured Notes will be reduced to $321.4 million.

2020 GUIDANCE COMMENTARY

Given the rapid deterioration in oil prices during the COVID-19 pandemic, Northern’s operators continue to curtail and shut-in production in response to low wellhead prices. These plans are fluctuating and the timeframe for them is fluid. However, given Northern’s strong oil hedge position, regardless of current production volatility and the overall cumulative volumes for 2020, Northern anticipates $350 to $410 million in Adjusted EBITDA(1) for 2020. Factors that will drive this range are primarily overall levels of production, in-basin pricing differentials, lease operating expenses for curtailed production, and derivative gains or losses based on the average WTI prices over these periods. Northern expects $55 to $60 million of total book interest expense for 2020. In addition, Northern anticipates approximately $175 to $200 million in total capital expenditures for 2020, 43-49% of which in this range has already been accounted for in the first quarter. Northern will additionally earmark, in the event of a substantial rise in commodity prices north of $40 WTI, approximately $50 million of “reserve capital” for completions of its drilled but uncompleted inventory. Based on the current forward strip, Northern does not anticipate the reserve capital being accessed at this time. In the interests of accelerating debt repayment, Northern’s Board of Directors has elected to defer payment of the dividends on its Perpetual Preferred Stock and any potential common stock dividends until oil returns to economic levels. This should save the Company approximately $15 million for 2020. Northern continues to anticipate that it will generate significant free cash flow in 2020 and 2021.
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(1)Adjusted EBITDA is a non-GAAP financial measure. Northern’s 2020 Adjusted EBITDA guidance range was estimated using (i) actual results for the first quarter of 2020 and (ii) strip prices for oil and natural gas as of May 8, 2020, which represents an average WTI oil price of approximately $26.90 per barrel and an average Henry Hub natural gas price of $2.34 per Mcf, for April through December 2020. See “Non-GAAP Financial Measures” below.

FIRST QUARTER 2020 RESULTS

The following tables set forth selected operating and financial data for the periods indicated.

	Three Months Ended March 31,
	2020	2019	% Change
Net Production:
Oil (Bbl)	3,138,380	2,541,232	24%
Natural Gas and NGLs (Mcf)	5,049,120	3,435,784	47%
Total (Boe)	3,979,900	3,113,863	28%

Average Daily Production:
Oil (Bbl)	34,488	28,236	22%
Natural Gas and NGLs (Mcf)	55,485	38,175	45%
Total (Boe)	43,735	34,598	26%

Average Sales Prices:
Oil (per Bbl)	$37.07	$48.64	(24)%
Effect of Gain (Loss) on Settled Derivatives on Average Price (per Bbl)	10.04	4.94	103%
Oil Net of Settled Derivatives (per Bbl)	47.11	53.58	(12)%
Natural Gas and NGLs (per Mcf)	2.75	2.64	4%
Realized Price on a Boe Basis Including all Realized Derivative Settlements	40.63	46.64	(13)%

Costs and Expenses (per Boe):
Production Expenses	$9.38	$7.92	18%
Production Taxes	2.99	4.02	(26)%
General and Administrative Expense	1.22	1.94	(37)%
Depletion, Depreciation, Amortization and Accretion	15.53	14.49	7%

Net Producing Wells at Period End	464.8	332.5	40%

HEDGING

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes Northern’s open crude oil commodity derivative contracts scheduled to settle after March 31, 2020.

Crude Oil Commodity Derivative Swaps(1)
Contract Period	Volume (Bbls)	Volume (Bbls/Day)	Weighted Average Price (per Bbl)
2020:
2Q	2,568,278	28,223	$57.67
3Q	2,501,348	27,189	$58.47
4Q	2,372,362	25,787	$58.03
2021:
1Q	2,066,250	22,958	$56.18
2Q	1,860,958	20,450	$56.64
3Q	1,671,410	18,168	$54.12
4Q	1,662,506	18,071	$54.14

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(1)This table does not reflect additional potential hedged volumes under “swaption” contracts, which are crude oil derivative contracts entered into by Northern that give counterparties the option to extend certain current derivative contracts for additional periods. Based on current pricing, none of these swaptions would be expected to be exercised.

CAPITAL EXPENDITURES & DRILLING ACTIVITY

(In millions, except for net well data)	Three Months Ended March 31, 2020
Capital Expenditures Incurred:
Organic Drilling and Development Capital Expenditures	$64.9
Ground Game Drilling and Development Capital Expenditures	$14.0
Ground Game Acquisition Capital Expenditures	$7.1
Other	$0.7

Net Organic Wells Added to Production	7.3

Net Producing Wells (Period-End)	464.8

Net Wells in Process (Period-End)	27.2
Increase in Wells in Process over Prior Period	1.4

Weighted Average AFE for Wells Elected to During the First Quarter	$7.6

Capitalized costs are a function of the number of net well additions during the period, and changes in wells in process from the prior year-end. Capital expenditures attributable to the 1.4 well increase in net wells in process during the three months ended March 31, 2020 are reflected in the amounts incurred year-to-date for drilling and development capital expenditures.

ACREAGE

As of March 31, 2020, Northern controlled leasehold of approximately 183,245 net acres targeting the Bakken and Three Forks formations of the Williston Basin, and approximately 90% of this total acreage position was developed, held by production, or held by operations.

FIRST QUARTER 2020 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Monday, May 11, 2020 at 10:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via the company’s website, www.northernoil.com, or by phone as follows:

Website: https://78449.themediaframe.com/dataconf/productusers/nog/mediaframe/37907/indexl.html
Dial-In Number: (866) 373-3407 (US/Canada) and (412) 902-1037 (International)
Conference ID: 13703183 - Northern Oil and Gas, Inc. First Quarter 2020 Earnings Call
Replay Dial-In Number: (877) 660-6853 (US/Canada) and (201) 612-7415 (International)
Replay Access Code: 13703183 - Replay will be available through May 18, 2020

UPCOMING CONFERENCE SCHEDULE

UBS Global Oil and Gas Conference (Virtual)
May 18-20, 2020

RBC Global Energy and Power Executive Conference (Virtual)
June 2-3, 2020

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana. More information about Northern Oil and Gas, Inc. can be found at www.northernoil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the effects of the COVID-19 pandemic and related economic slowdown, changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s current properties, infrastructure constraints and related factors affecting Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, health-related epidemics, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Mike Kelly, CFA
EVP Finance
952-476-9800
mkelly@northernoil.com

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2020	2019
REVENUES
Oil and Gas Sales	$130,196	$132,684
Gain (Loss) on Commodity Derivatives, Net	376,581	(139,623)
Other Revenue	8	5
Total Revenues	506,785	(6,934)

OPERATING EXPENSES
Production Expenses	37,335	24,666
Production Taxes	11,896	12,520
General and Administrative Expenses	4,871	6,051
Depletion, Depreciation, Amortization and Accretion	61,809	45,134
Total Operating Expenses	115,911	88,371

INCOME (LOSS) FROM OPERATIONS	390,875	(95,305)

OTHER INCOME (EXPENSE)
Interest Expense, Net of Capitalization	(16,551)	(19,548)
Gain (Loss) on Unsettled Interest Rate Derivatives, Net	(677)	—
Loss on Extinguishment of Debt	(5,527)	—
Debt Exchange Derivative Gain	—	6,287
Contingent Consideration Gain	—	1,392
Other Income	—	12
Total Other Income (Expense)	(22,755)	(11,857)

INCOME (LOSS) BEFORE INCOME TAXES	368,120	(107,162)

INCOME TAX PROVISION (BENEFIT)	(166)	—

NET INCOME (LOSS)	$368,286	$(107,162)

Net Income (Loss) Per Common Share – Basic	$0.90	$(0.29)
Net Income (Loss) Per Common Share – Diluted	$0.74	$(0.29)
Weighted Average Shares Outstanding – Basic	403,662,541	371,448,566
Weighted Average Shares Outstanding – Diluted	497,212,614	371,448,566

CONDENSED BALANCE SHEETS

(In thousands, except par value and share data)	March 31, 2020	December 31, 2019
ASSETS	(Unaudited)
Current Assets:
Cash and Cash Equivalents	$8,512	$16,068
Accounts Receivable, Net	97,580	108,274
Advances to Operators	567	893
Prepaid Expenses and Other	2,216	1,964
Derivative Instruments	245,552	5,628
Income Tax Receivable	420	210
Total Current Assets	354,847	133,037

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	4,265,534	4,178,605
Unproved	10,846	11,047
Other Property and Equipment	2,156	2,157
Total Property and Equipment	4,278,536	4,191,809
Less – Accumulated Depreciation, Depletion and Impairment	(2,504,735)	(2,443,216)
Total Property and Equipment, Net	1,773,801	1,748,593

Derivative Instruments	94,329	8,554
Deferred Income Taxes	—	210
Other Noncurrent Assets, Net	14,409	15,071

Total Assets	$2,237,386	$1,905,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$58,447	$69,395
Accrued Liabilities	101,302	110,374
Accrued Interest	9,308	11,615
Derivative Instruments	130	11,298
Current Portion of Long-term Debt	65,000	—
Other Current Liabilities	673	795
Total Current Liabilities	234,860	203,477

Long-term Debt	975,282	1,118,161
Derivative Instruments	547	8,079
Asset Retirement Obligations	17,416	16,759
Other Noncurrent Liabilities	273	345

TOTAL LIABILITIES	$1,228,379	$1,346,822

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS’ EQUITY

Preferred Stock, Par Value $.001; 5,000,000 Shares Authorized; 2,294,702 Series A Shares Outstanding at 3/31/2020 1,500,000 Series A Shares Outstanding at 12/31/2019	2	2
Common Stock, Par Value $.001; 675,000,000 Shares Authorized; 405,803,181 Shares Outstanding at 3/31/2020 406,085,183 Shares Outstanding at 12/31/2019	406	406
Additional Paid-In Capital	1,513,516	1,431,438
Retained Deficit	(504,917)	(873,203)
Total Stockholders’ Equity	1,009,007	558,643
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,237,386	$1,905,465

Non-GAAP Financial Measures

Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. Northern defines Adjusted Net Income (Loss) as net income (loss) excluding (i) (gain) loss on unsettled commodity derivatives, net of tax, (ii) loss on extinguishment of debt, net of tax, (iii) debt exchange derivative gain, net of tax, and (iv) contingent consideration gain, net of tax. Northern defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) non-cash stock-based compensation expense, (v) loss on extinguishment of debt, (vi) debt exchange derivative gain, (vii) contingent consideration gain, and (viii) (gain) loss on the unsettled commodity derivatives. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below. Where references are pro forma, forward-looking or prospective in nature, and not based on historical fact, the table does not provide a reconciliation. Northern could not provide such reconciliation without undue hardship because such Adjusted EBITDA numbers are estimations, approximations and/or ranges. In addition, it would be difficult for Northern to present a detailed reconciliation on account of many unknown variables for the reconciling items, including without limitation future income taxes, full-cost ceiling impairments, and unrealized gains or losses on commodity derivatives. For the same reasons, Northern is unable to address the probable significance of the unavailable information, which could be material to future results.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of Northern’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

Reconciliation of Adjusted Net Income

	Three Months Ended March 31,
(In thousands, except share and per share data)	2020	2019
Net Income (Loss)	$368,286	$(107,162)
Add:
Impact of Selected Items:
(Gain) Loss on Unsettled Commodity Derivatives	(345,075)	152,169
Loss on Extinguishment of Debt	5,527	—
Debt Exchange Derivative Gain	—	(6,287)
Contingent Consideration Gain	—	(1,392)
Selected Items, Before Income Taxes	(339,548)	144,490
Income Tax of Selected Items(1)	(7,042)	(9,506)
Selected Items, Net of Income Taxes	$(346,590)	$134,984

Adjusted Net Income	$21,696	$27,822

Weighted Average Shares Outstanding – Basic	403,662,541	371,448,566
Weighted Average Shares Outstanding – Diluted	497,212,614	372,715,932

Net Income (Loss) Per Common Share – Basic	$0.90	$(0.29)
Add:
Impact of Selected Items, Net of Income Taxes	(0.85)	0.36
Adjusted Net Income Per Common Share – Basic	$0.05	$0.07

Net Income (Loss) Per Common Share – Diluted	$0.74	$(0.29)
Add:
Impact of Selected Items, Net of Income Taxes	(0.70)	0.36
Adjusted Net Income Per Common Share – Diluted	$0.04	$0.07
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(1)For the three months ended March 31, 2020, this represents a tax impact using an estimated tax rate of 24.5%, which includes an adjustment of $90.2 million, for a change in valuation allowance. For the three months ended March 31, 2019, this represents a tax impact using an estimated tax rate of 24.5%, which includes an adjustment of $25.9 million, for a reduction in valuation allowance.

Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
(In thousands)	2020	2019
Net Income (Loss)	$368,286	$(107,162)
Add:
Interest Expense	16,551	19,548
Income Tax Provision (Benefit)	(166)	—
Depreciation, Depletion, Amortization and Accretion	61,809	45,134
Non-Cash Stock-Based Compensation	1,079	2,751
Loss on Extinguishment of Debt	5,527	—
Debt Exchange Derivative Gain	—	(6,287)
Contingent Consideration Gain	—	(1,392)
(Gain) Loss on Unsettled Commodity Derivatives	(345,075)	152,169
Adjusted EBITDA	$108,010	$104,761